UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2013

STRATUS MEDIA GROUP, INC.

NEVADA	000-24477	86-0776876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Century Park East, 6th Floor

Los Angeles California 90067

(Address of principal executive offices)

(310) 526-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On December 19, 2013, Stratus Media Group, Inc. (the “Company”) entered into a Note Purchase Agreement (the “Purchase Agreement”), with Carolina Preferred High Yield Fund (“Carolina”) pursuant to which the Company sold to Carolina, and Carolina agreed to purchase from the Company a Secured Convertible Note (the “Carolina Note”) in the principal amount of $500,000. Also, on December 19, 2013, the Company issued a Convertible Promissory Note to Sol J. Barer, Ph.D., in the principal amount of $150,000 (the “Barer Note”). Dr. Barer is the Company’s Chairman of the Board. Each of the Carolina Note and the Barer Note (collectively, the “Notes”) is for a term of six months with the right of the Company to request an extension of the maturity date for an additional six-month period. Each Note bears interest at the rate of 10% per annum with accrued interest due on the applicable maturity date. Each note is secured by the assets of the Company. Upon the closing of a financing involving the sale of equity, debt or a combination of equity and debt in one or more transactions in which either the Company or its subsidiaries receives gross proceeds of at least $7,500,000 (a “Qualified Financing”) on or before the applicable maturity date, the applicable Note, together with accrued interest, will be converted into securities issued in the Qualified Financing at a conversion price equal to 50% of the purchase price per share or unit of the securities. The securities underlying the Notes are subject to piggyback rights in favor of the holder.

The foregoing summaries of the terms of the Purchase Agreement and the Notes are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, and are incorporated by reference herein.

Separately, on December 18, 2013, the Company entered into an Advisory Agreement with Siskey Capital, LLC (“Siskey”) to perform services related to financial consulting matters for a term of three years. As compensation for the services to be performed by Siskey, Siskey is to receive a retainer of 3,300,000 shares of the Company’s common stock (the “Siskey Shares”).

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to the discussion in Item 1.01 above with respect to the obligation of the Company pursuant to the Notes.

Item 3.02     Unregistered Sales of Equity Securities

As stated in Item 1.01 above, which information is hereby incorporated herein by this reference, effective as of December 19, 2013, the Company sold to Carolina the Carolina Note and to Barer, the Barer Note and agreed to issue the Siskey Shares. The Company received proceeds of $500,000 under the Carolina Note and $150,000 under the Barer Note.

The Notes and the Siskey Shares were not registered under the Securities Act of 1933, as amended (the “Act”), in reliance upon the exemption from registration contained in Section 4(2) of the Act. The Notes, the shares of Common Stock issuable upon the conversion of the Notes and the Siskey Shares may not be reoffered or sold in the United States by the holder in the absence of an effective registration statement or exemption from the registration requirements of the Act.

The Company intends to use the aggregate net proceeds from the sale of the Notes for working capital and general corporate purposes.

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Item 9.01     Financial Statements and Exhibits

(d)     Exhibits.

Exhibit No.	Description
4.01	Convertible Note issued to Carolina Preferred High Yield Fund
4.02	Convertible Note issued to Sol J. Barer, Ph.D.
10.01	Note Purchase Agreement, dated as of December, 2013, by and between the Company and Carolina Preferred High Yield Fund
10.02	Security Agreement, dated as of December, 2013, by and between the Company and Carolina Preferred High Yield Fund
10.03	Advisory Agreement dated as of December 18, 2013 by and between the Company and Siskey Capital, LLC

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2013	STRATUS MEDIA GROUP, INC. By: /s/ Jerold Rubinstein Jerold Rubinstein, Chief Executive Officer

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Exhibit Index

Exhibit No.	Description
4.01	Convertible Note issued to Carolina Preferred High Yield Fund
4.02	Convertible Note issued to Sol J. Barer, Ph.D.
10.01	Note Purchase Agreement, dated as of December, 2013, by and between the Company and Carolina Preferred High Yield Fund
10.02	Security Agreement, dated as of December, 2013, by and between the Company and Carolina Preferred High Yield Fund
10.03	Advisory Agreement dated as of December 18, 2013 by and between the Company and Siskey Capital, LLC

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